EXHIBIT 10.1
           Purchase and Sale Agreement for Purchase of Seoul Financial
                                   Center









                              Contract Agreement


                                    for


                              Purchasing Stocks





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Contract Agreement for Purchasing Stock

This Agreement is made between Kee Byung Kim, Representative Director (hereinafter referred to as "First Party") of Yoojin Tourist Co. Ltd (hereinafter referred to as "Company") as located at #63 Mukyu-dong, Chung-ku, Seoul, Korea and Bonhyang Inc. (hereinafter referred to as Second Party) as located at #1 Naesu-dong, Jongro-ku, Seoul Korea per "Solicitation for Investment in Seoul Finance Center through Inducement of foreign Capital" to transfer all stocks owned by the "First Party" to the "Second Party", as follows:

Article 1.	Stocks to be transferred.
        1) Kind of Stock:                          Common Stock
        2) Number of Stocks issued:                2,290,598 stocks
	    - Taeheung Construction Co., Ltd.:	   990,685 stocks
	    - Donghwa Duty Free Shop:		   658,456 stocks
            - Lotte Tourist Co., Ltd.:             171,005 stocks
            - Kee Byung Kim:                       344,379 stocks
            - Jung Hee Shin:                       125,983 stocks
                                Total:             2,290,598 stocks
	3) Par Value:		10,000 Won Per Stock
				(Total Amount: 22,905,980,000 Won)

Article 2.	Purchase Price Stocks
	The purchase price of stocks shall be Four Hundred and Twenty
Billion Won (W420,000,000,000).   (However, this price shall include the
cost for the completed construction portion of the building and the park under new construction, the cost for the remaining construction portion of the building, the registration cost for preservation of the building the acquisition tax and the commission as set forth in the loan agreement or any other annexes thereto as made by the "Second Party" for borrowing the purchase fund).

Article 3.	Deposit of Purchase
1) The "First Party" shall deem that when the "Second Party" issues the foreign currency security (US$ Bond) on which CUSIP Number is written and any amount more than the amount equivalent to the purchase price is denominated and deposits it in the bank with which it has a prime business relationship, and further submits the "report on Issue of Foreign Security" to Minister of Finance and Economy and receives a receipt thereof from the Minister of Finance and Economy, and presents the receipt to the "First Party", the "Second Party" will make payments for the purchase price without any problem.
2) The "Second Party" shall commence payment of the purchase price after the assets and the debts of the "First Party" are determined and they have been completely put to pledge together with the stocks in favor of the "Second Party" or the person designated by the "Second Party".

Article 4.	Determination of Assets and Debts
1) The "First Party" shall provide the "Second Party" with the financial statement, the assets list and the debt status (including any off-book debts) as of 1999... when this Agreement is executed.
2) The "First Party" and the "Second Party" shall separately receive reports in respect of not only the debts but also the off-books debts of the "First Party" through the notification therefor in any newspaper.
3) The "Second Party" or any person designated by the "Second Party" Shall conduct an actual investigation into the assets and the debt status of the "First Party" and determine the values of the assets and the debts against the purchase price. Then, the "Second Party" shall inform the "First Party" has a business relationship thereof.
4) The "First Party" shall be responsible for its debts so that any other debt may not take place in addition to the debts included in the debt status provided by the "First Party".


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Article 5.	Guarantee for the Settlement of Debts
        All banks having the business relationship with the "First Party", including Choheung Bank, the bank with which the "First Party" has a prime business relationship, shall guarantee the "Second Party" acquisition of the "Company" and the stocks without any problem by settling the debts, the guarantee debts and the off-book debts of the "First Party" as set forth in
Article 4.3) in such purchase money as deposited by the "Second Party".

Article 6.	Payment of Purchase Price
        1) The "First Party" or the person designated by the "First Party" shall settle the guarantee debts and the off books debt of the
"First Party" in the purchase money to be deposited in the bank with which the "Second Party" has a prime business relationship, and further, the
"First Party" shall provide the "Second Party" with the evidential documents of such settlement.
        2) Prior to such settlement, the "First Party" shall put the land of the re-development project plot to pledge in favor of the
"Second Party" or the person designated by the "Second Party", and the
"First Party" shall transfer the stocks to the "Second Party" through the resolution by the General Meeting of Stockholders and the Board of Directors. Also, the existing Directors shall be replaced with new Directors recommended by the "Second Party", and any alterations in the name and the purpose of the "Company" and the like shall be registered.
        3) The "First Party" and the bank with which the "First Party" has a prime business relationship shall complete the remaining construction works within 20 days from the contract date so that the approval for provisional use of the building may be obtained, and further the "First Party" and the said bank shall reimburse the debts of the "First Party" in any remaining amount that 50 billion Won is excluded from the balance after reimbursing the guarantee debts and the off-book debts, and cancel the pledge.
	4)	Within 3 months from the approval date for the provisional
use of the building, the "First Party" shall obtain the approval of completion to construct the building and have the certificate of preservation registration of the Seoul Finance Center building issued, and at the same time that any remaining pledge is released, the "Second Party" shall pay the balance, 50 Billion Won to the "First Party".

Article 7.      Operation of the "Company"
        1)      The "First Party" shall have the "Second Party" operate
the "Company" from the approval date for provisional use of the building, and the date when the registration for preservation of ownership of the building is completed shall be defined as the hand-over date thereof.
	2)	The matters relating to some land owned by Doosan
Construction Co., Ltd. And Doosan Development Co., who are joint project owners of the re-development project owner, shall be settled before completion of the said re-development project under the responsibility of the "First Party".
	3)	Upon completion of construction of the building, the
building shall be registered with it being divided by floors, and the land shall be registered with it being integrated into one plot at #18, Taepyungro-1 ga, Chung-ku, Seoul, Korea.
        4) The remaining construction works of the "Company" shall be completed by Taeheung Construction Co., Ltd. As located at #27-1, Supyo-dong, Chung-ku, Seoul, Korea, which have executed the construction works of the project so far.
        5) The "First Party" shall cooperate with the "Second Party" in taking over any necessary personnel among the existing Directors and any required books so the "Second Party" may operate the "Company" smoothly, and the "Second Party" shall take over all related matters required for operation of the "Company".


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Article 8.	Variation in Assets and Debts
                The "First Party" shall guarantee the "Second Party" that it will cause no variation in the assets and the debts of the "Company" by any other dividend than the usual dividend such as the commemorative dividend, and any other activities than usual business activities, such as payment of salary for Directors, increase in compensation for Directors, guarantee for debts, etc.

Article 9.	Off-Book Debts
	1)	In case any off-book debt, which is not detected in the
course of investigating into the assets and the debts of the "First Party" as set forth in Article 4.3), or not included in the settlement based on the actual investigation for the reason that it is impossible to investigate into it, is found in addition to the debt status as provided to the "Second Party", the "First Party" shall be entirely responsible therefor.
        2) The "First Party" shall be entirely responsible for any off-book debts caused by activities of the "First Party" and operation under responsibility of the "First Party" as made by the date when the right of management is handed over.
        3) In case there is any tax amount that the "First Party" should have paid during the period for which it operated the "Company" (including any tax amount notified upon any tax investigation after the contract date), and in case any additional tax burden is brought about to the "Company" or the "Second Party" after taking over the right management, the "First Party" shall be responsible therefor. However, in case any tax investigation is made later, the "Second Party" shall cooperate with the "First Party" in good faith through close consultation with the "First Party" so that the "First Party" might not have any disadvantage therein.
        4) After settlement of the balance, the "First Party" shall put a bank bill amounting 30 Billion Won as issued by Donghwa Investment and Development Co., Ltd., an affiliated company of the "First Party" to pledge in preparation for any off-book debt and any defect in the construction work that might take place later. In case it is confirmed that there is not any other off-book debt and any defect in the construction work, the said bank bill shall be returned to the "First Party". The guarantee period for maintenance shall be three years.

Article 10.	Responsibility for any Law Suit
        1) In case the "Company" is involved in any current lawsuit, the "First Party" shall inform the "Second Party" thereof in details. Also, the "First Party" shall guarantee the "Second Party" that the "Company" is neither involved in any other lawsuit as plaintiff or defendant, nor in any provisional seizure case or any provisional disposition case as creditor or debtor.

Article 11.	Tax and Expense Burden
	1)	All taxes on transfer of the stocks and acquisition of
the building incidental to this contract shall be borne by the "First Party", and the other expenses shall be borne by the "First Party" and the "Second Party" by a half respectively.
        2) The "First Party" shall provide the "Second Party" with the tax data including any unpaid tax amount as of the contract date, any tax notification pending a claim for adjudgment (sic) and any tax expected to be notified after the contract date, and the "First Party" shall perform its legal obligation to pay such tax.


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Article 12.	Effectuation of Contract
	This Agreement shall come into effect from the date both parties have executed this Agreement.

Article 13.	Entire Agreement
	This Agreement shall contain the entire matters to which both parties have agreed in relation to the contents of the contract.

Article 14.	Force Majeure
	In case any contractual obligation of the Agreement fails to be performed due to any force majeure, neither parties shall be responsible therefor. Force majeure means acts of God, war and other similar causes beyond any parties control.

Article 15.	Trust of Contractual Activity
        Until the Agreement is completed under the responsibility of the "Second Party", the funding matter relating to this Agreement shall be entrusted to the "Second Party", or the person designated by the "Second Party".

Article 16.	Breach of Contract
        1) The "First Party" and the bank with which the "First Party" has a prime business relationship shall agree to settlement of the debts in the purchase money as set forth in Article 2 within 45 days from the execution of this contract Agreement.
        2) Neither the "First Party" nor the "Second Party" shall cancel this Agreement except the case that any party fails to perform its obligation to the effect of this Agreement. When one party breaches this Agreement, it shall indemnify the other party against all losses that the other party may suffer therefrom.

Article 17.	Joint Responsibility
        The "First Party" and the "Second Party" shall be jointly responsible for performance and obligation of the Agreement.

Article 18.	Consultation
        The "First Party" shall be entrusted with only the matters relating to the international contract for which the "Second Party" shall be responsible that is required for funding to make payment of the above purchase price to the "First Party", signature and the like, and the "First Party" shall perform the entrusted matters under the promise that the "Second Party" should use the performance by the "First Party" only for performing the above matters until the "Second Party" makes the total payment for the purchase price completely.
	In the event that any matter as not set forth herein or any dispute on interpretation of this Agreement takes place, both parties shall consult mutually about it in good faith and amicably.

Article 19.	Jurisdiction
	Any legal action relating to this Agreement shall be brought before the Seoul Civil District Court.

In witness whereof, the "First Party" and the "Second Party" have executed this Agreement in Korean and English in duplicate respectively and have set their hands or their names and seals. Then, they shall keep the respective one copy of the Agreement in Korean and in English in custody.

				Nov. 5, 1999


-----------------------------------------------------------------------------
First Party                                          Second Party
Transferer                                           Transferee
Kee Byung Kim                                        Baik Suk Kim
Representative Director                              Representative Director
Yoojin Tourist Co., Ltd.                             Bonhyang Inc.
#63 Mukyu-dong                                       #1 Naesu-dong
Chung-ku, Seoul                                       Jongro-ku, Seoul


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